Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	2012	2011

Operating Revenues:
Electric	$1,513	$1,614	$2,823	$3,084
Gas	147	167	495	601

Total operating revenues	1,660	1,781	3,318	3,685

Operating Expenses:
Fuel	346	371	673	750
Purchased power	133	237	296	464
Gas purchased for resale	49	79	264	367
Other operations and maintenance	458	473	885	936
Asset impairments	-	2	628	2
Depreciation and amortization	195	194	394	389
Taxes other than income taxes	116	109	237	234

Total operating expenses	1,297	1,465	3,377	3,142

Operating Income (Loss)	363	316	(59)	543

Other Income and Expenses:
Miscellaneous income	20	17	37	33
Miscellaneous expense	7	5	22	10

Total other income	13	12	15	23

Interest Charges	112	104	225	223

Income (Loss) Before Income Taxes	264	224	(269)	343

Income Taxes (Benefit)	54	85	(76)	130

Net Income (Loss)	210	139	(193)	213

Less: Net Income (Loss) Attributable to Noncontrolling Interests	(1)	1	(1)	4

Net Income (Loss) Attributable to Ameren Corporation	$211	$138	$(192)	$209

Earnings (Loss) per Common Share - Basic and Diluted	$0.87	$0.57	$(0.79)	$0.87

Average Common Shares Outstanding	242.6	241.2	242.6	240.9

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	June 30, 2012	December 31, 2011

ASSETS
Current Assets:
Cash and cash equivalents	$117	$255
Accounts receivable - trade, net	417	473
Unbilled revenue	374	324
Miscellaneous accounts and notes receivable	69	69
Materials and supplies	686	712
Mark-to-market derivative assets	156	115
Current regulatory assets	236	215
Other current assets	99	132

Total current assets	2,154	2,295

Property and Plant, Net	17,690	18,127
Investments and Other Assets:
Nuclear decommissioning trust fund	386	357
Goodwill	411	411
Intangible assets	12	7
Regulatory assets	1,551	1,603
Other assets	776	845

Total investments and other assets	3,136	3,223

TOTAL ASSETS	$22,980	$23,645

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$179	$179
Short-term debt	30	148
Accounts and wages payable	479	693
Taxes accrued	141	65
Interest accrued	113	101
Customer deposits	97	98
Mark-to-market derivative liabilities	198	161
Current regulatory liabilities	145	133
Other current liabilities	221	207

Total current liabilities	1,603	1,785

Long-term Debt, Net	6,678	6,677
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,199	3,315
Accumulated deferred investment tax credits	75	79
Regulatory liabilities	1,470	1,502
Asset retirement obligations	440	428
Pension and other postretirement benefits	1,251	1,344
Other deferred credits and liabilities	564	447

Total deferred credits and other liabilities	6,999	7,115

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,600	5,598
Retained earnings	1,983	2,369
Accumulated other comprehensive loss	(30)	(50)

Total Ameren Corporation stockholders’ equity	7,555	7,919
Noncontrolling Interests	145	149

Total equity	7,700	8,068

TOTAL LIABILITIES AND EQUITY	$22,980	$23,645

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Six Months Ended June 30,
	2012	2011

Cash Flows From Operating Activities:
Net income (loss)	$(193)	$213
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on asset impairments	628	2
Net gain on sales of properties	(9)	(11)
Net mark-to-market (gain) loss on derivatives	11	(5)
Depreciation and amortization	373	373
Amortization of nuclear fuel	41	34
Amortization of debt issuance costs and premium/discounts	11	12
Deferred income taxes and investment tax credits, net	(100)	143
Allowance for equity funds used during construction	(17)	(15)
Other	8	-
Changes in assets and liabilities:
Receivables	(9)	23
Materials and supplies	27	55
Accounts and wages payable	(146)	(134)
Taxes accrued	75	76
Assets, other	11	82
Liabilities, other	72	(3)
Pension and other postretirement benefits	24	31
Counterparty collateral, net	(2)	23

Net cash provided by operating activities	805	899

Cash Flows From Investing Activities:
Capital expenditures	(565)	(507)
Nuclear fuel expenditures	(52)	(33)
Purchases of securities - nuclear decommissioning trust fund	(206)	(125)
Sales of securities - nuclear decommissioning trust fund	169	113
Proceeds from sales of properties	18	49
Other	(2)	9

Net cash used in investing activities	(638)	(494)

Cash Flows From Financing Activities:
Dividends on common stock	(187)	(186)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt and credit facility repayments, net	(118)	(192)
Maturities of long-term debt	-	(150)
Generator advances received for construction	3	-
Repayments of generator advances received for construction	-	(73)
Issuances of common stock	-	32

Net cash used in financing activities	(305)	(572)

Net change in cash and cash equivalents	(138)	(167)
Cash and cash equivalents at beginning of year	255	545

Cash and cash equivalents at end of period	$117	$378